Exhibit 2.1


                            ASSET PURCHASE AGREEMENT



                                dated May 9, 2003



                                     between



                                  GoTrain Corp.



                                  TENERA, Inc.



                                       and



                              SkillSoft Corporation

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I  THE ASSET PURCHASE.....................................................................................1
   1.1  Purchase and Sale of Assets...............................................................................1
   1.2  Assumption of Liabilities.................................................................................1
   1.3  Purchase Price............................................................................................1
   1.4  Escrow....................................................................................................2
   1.5  The Closing...............................................................................................2
   1.6  Allocation................................................................................................3
   1.7  Post-Closing Adjustments..................................................................................3
   1.8  Further Assurances........................................................................................5

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLER..........................................................5
   2.1  Organization, Qualification and Corporate Power...........................................................5
   2.2  Capitalization............................................................................................5
   2.3  Authorization of Transaction..............................................................................6
   2.4  Noncontravention..........................................................................................6
   2.5  Subsidiaries..............................................................................................6
   2.6  Financial Statements......................................................................................7
   2.7  Absence of Certain Changes................................................................................7
   2.8  Undisclosed Liabilities...................................................................................7
   2.9  Tax Matters...............................................................................................7
   2.10  Ownership and Condition of Assets........................................................................8
   2.11  Owned Real Property......................................................................................9
   2.12  Real Property Leases.....................................................................................9
   2.13  Intellectual Property...................................................................................10
   2.14  Inventory...............................................................................................11
   2.15  Contracts...............................................................................................11
   2.16  Accounts Receivable.....................................................................................12
   2.17  Insurance...............................................................................................12
   2.18  Litigation..............................................................................................13
   2.19  Warranties..............................................................................................13
   2.20  Employees...............................................................................................13
   2.21  Employee Benefits.......................................................................................14
   2.22  Environmental Matters...................................................................................14
   2.23  Legal Compliance........................................................................................14
   2.24  Customers and Suppliers.................................................................................14
   2.25  Permits.................................................................................................15
   2.26  Certain Business Relationships With Affiliates..........................................................15
   2.27  Brokers' Fees...........................................................................................15
   2.28  Books and Records.......................................................................................15
   2.29  Disclosure..............................................................................................15





ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE PARENT........................................................16
   3.1  Organization, Qualification and Corporate Power..........................................................16
   3.2  Authorization of Transaction.............................................................................16
   3.3  Noncontravention.........................................................................................16
   3.4  Litigation...............................................................................................17

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
                        BUYER PARENT.............................................................................17
   4.1  Organization and Corporate Power.........................................................................17
   4.2  Authorization of the Transaction.........................................................................17
   4.3  Noncontravention.........................................................................................17

ARTICLE V  PRE-CLOSING COVENANTS.................................................................................17
   5.1  Closing Efforts..........................................................................................17
   5.2  Governmental and Third-Party Notices and Consents........................................................18
   5.3  Operation of Business....................................................................................18
   5.4  Access to Information....................................................................................20
   5.5  Exclusivity..............................................................................................20

ARTICLE VI  CONDITIONS TO CLOSING................................................................................21
   6.1  Conditions to Obligations of the Buyer...................................................................21
   6.2  Conditions to Obligations of the Seller..................................................................22

ARTICLE VII  COVENANTS...........................................................................................23
   7.1  Proprietary Information..................................................................................23
   7.2  Solicitation and Hiring..................................................................................23
   7.3  Non-Competition..........................................................................................24
   7.4  Tax Matters..............................................................................................24
   7.5  Sharing of Data..........................................................................................24
   7.6  Use of Name..............................................................................................25
   7.7  Cooperation in Litigation................................................................................25
   7.8  Collection of Accounts Receivable........................................................................25
   7.9  Employees................................................................................................25
   7.10  Maintenance of Corporate Existence; Restriction on Dividends and Distributions..........................26
   7.11  General Waiver..........................................................................................26

ARTICLE VIII  INDEMNIFICATION....................................................................................26
   8.1  Indemnification by the Seller and Parent.................................................................26
   8.2  Indemnification by the Buyer and the Buyer Parent........................................................26
   8.3  Indemnification Claims...................................................................................27
   8.4  Survival of Representations and Warranties...............................................................30
   8.5  Limitations..............................................................................................30
   8.6  Treatment of Indemnity Payments..........................................................................31

ARTICLE IX  TERMINATION..........................................................................................31
   9.1  Termination of Agreement.................................................................................31
   9.2  Effect of Termination....................................................................................32



ARTICLE X  DEFINITIONS...........................................................................................32

ARTICLE XI  MISCELLANEOUS........................................................................................42
   11.1  Press Releases and Announcements........................................................................42
   11.2  No Third Party Beneficiaries............................................................................42
   11.3  Entire Agreement........................................................................................42
   11.4  Succession and Assignment...............................................................................42
   11.5  Counterparts and Facsimile Signature....................................................................42
   11.6  Headings................................................................................................43
   11.7  Notices.................................................................................................43
   11.8  Governing Law...........................................................................................44
   11.9  Amendments and Waivers..................................................................................44
   11.10  Severability...........................................................................................44
   11.11  Expenses...............................................................................................44
   11.12  Submission to Jurisdiction.............................................................................44
   11.13  Specific Performance...................................................................................45
   11.14  Construction...........................................................................................45


Exhibits

Exhibit A -                Escrow Agreement
Exhibit B -                Bill of Sale
Exhibit C -                Trademark Assignment
Exhibit D -                Instrument of Assumption
Exhibit E -                List of New Titles
Exhibit F -                Opinion of Seller's counsel
Exhibit G -                Opinion of Buyer's counsel

Schedules

Schedule 1.1(b) -          Excluded Assets
Schedule 1.6 -             Allocation of Purchase Price
Disclosure Schedule
Schedule 7.9 -    Transferred Employees

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement is entered into as of May 9, 2003 by and between SkillSoft Corporation, a Delaware corporation (the "Buyer"), GoTrain Corp., a Delaware corporation (the "Seller") and TENERA, Inc., a Delaware Corporation, the ("Parent").

         This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets and assume certain of the liabilities of the Seller.

         Capitalized terms used in this Agreement shall have the meanings ascribed to them in Article X.

         In consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

ARTICLE I

                               THE ASSET PURCHASE

1.1      Purchase and Sale of Assets.

(a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer, at the Closing, for the consideration specified below in this Article I, all right, title and interest in, to and under the Acquired Assets.

(b) Notwithstanding the provisions of Section 1.1(a), the Acquired Assets shall not include the Excluded Assets.

1.2      Assumption of Liabilities.

(a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall assume and become responsible for, from and after the Closing, the Assumed Liabilities.

(b) Notwithstanding the terms of Section 1.2(a) or any other provision of this Agreement to the contrary, the Buyer shall not assume or become responsible for, and the Seller shall remain liable for, the Retained Liabilities.

1.3 Purchase Price. The Purchase Price of $5,000,000 shall be paid by the Buyer for the Acquired Assets as follows:

(a) $2,200,000 in cash shall be paid by the Buyer by wire transfer or other immediately available funds to an account designated by the Seller on the date of the signing of this Agreement; and

(b) in accordance with Section 1.5(b)(v), $2,800,000 in cash shall be paid by the Buyer to the Seller at the Closing ("Cash Purchase Price").

1.4 Escrow. At the Closing, $500,000 in cash of the Purchase Price shall be paid by the Buyer to the Escrow Agent for the purpose of securing the post closing adjustment set forth in 1.7 of this Agreement and the indemnification obligations of the Seller set forth in this Agreement. The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

1.5      The Closing.

(a) The Closing shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts commencing at 9:00 a.m. local time on the Closing Date. All transactions at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

(b) At the Closing:

(i) the Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 6.1;

(ii) the Buyer shall deliver to the Seller the various certificates, instruments and documents referred to in Section 6.2;

(iii) the Seller shall execute and deliver to the Buyer a bill of sale in substantially the form attached hereto as Exhibit B, one or more trademark assignments in substantially the form attached hereto as Exhibit C, and such other instruments of conveyance (such as real estate deeds, assigned certificates or documents of title, assigned negotiable instruments and stock transfer powers) as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Acquired Assets;

(iv) the Buyer shall execute and deliver to the Seller an instrument of assumption in substantially the form attached hereto as Exhibit D and such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

(v) the Buyer shall pay to the Seller, payable by wire transfer or other delivery of immediately available funds to an account designated by the Seller, the Cash Purchase Price set forth in Section 1.3, less the amount to be deposited in escrow pursuant to Section 1.4;

(vi) the Buyer, the Seller and the Escrow Agent shall execute and deliver the Escrow Agreement and the Buyer shall deposit funds with the Escrow Agent in accordance with Section 1.4;

(vii) the Seller shall deliver to the Buyer, or otherwise put the Buyer in possession and control of, all of the Acquired Assets of a tangible nature; and

(viii) the Buyer and the Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

1.6 Allocation. The Buyer and the Seller agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets and the non-solicitation and non-competition covenants set forth in Sections 7.2 and 7.3 for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 1.6.

1.7 Post-Closing Adjustments. The Purchase Price set forth in Section 1.3 shall be subject to adjustment after the Closing Date as follows:

(a) Within 30 days after the Closing Date, the Seller shall prepare and deliver to the Buyer the Draft Closing Balance Sheet. The Seller shall prepare the Draft Closing Balance Sheet in accordance with GAAP applied on a basis consistent with the application of GAAP to the preparation of the Financial Statements, which shall set forth the Working Capital Amount.

(b) The Buyer shall deliver to the Seller, by the Objection Deadline Date, either a notice indicating that the Buyer accepts the Working Capital Amount as reflected on the Draft Closing Balance Sheet or a detailed statement describing its objections (if any) to the Working Capital Amount as reflected on the Draft Closing Balance Sheet. If the Buyer delivers to the Seller a notice accepting the Working Capital Amount as reflected on the Draft Closing Balance Sheet, or the Buyer does not deliver a written objection to the Working Capital Amount as reflected on the Draft Closing Balance Sheet by the Objection Deadline Date, then, effective as of either the date of delivery of such notice of acceptance or as of the close of business on the Objection Deadline Date, the Draft Closing Balance Sheet shall be deemed to be the Final Closing Balance Sheet. If the Buyer timely objects to the Working Capital Amount as reflected on the Draft Closing Balance Sheet, such objections shall be resolved as follows:

(i) The Buyer and the Seller shall first use reasonable efforts to resolve such objections.

(ii) If the Buyer and the Seller do not reach a resolution of all objections set forth on the Buyer's statement of objections within 10 days after delivery of such statement of objections, the Buyer and the Seller shall, within 10 days following the expiration of such 10-day period, engage the Accountant, pursuant to an engagement agreement executed by the Buyer, the Seller and the Accountant, to resolve any remaining objections set forth on the Buyer's statement of objections (the "Unresolved Objections").

(iii) The Buyer and the Seller shall jointly submit to the Accountant, within 5 days after the date of the engagement of the Accountant (as evidenced by the date of the engagement agreement), a copy of the Draft Closing Balance Sheet, a copy of the statement of objections delivered by the Buyer to the Seller, and a statement setting forth the resolution of any objections agreed to by the Buyer and the Seller. Each of the Buyer and the Seller shall submit to the Accountant

(with a copy delivered to the other Party on the same day), within 30 days after the date of the engagement of the Accountant, a memorandum (which may include supporting exhibits) setting forth their respective positions on the Unresolved Objections. Each of the Buyer and the Seller may (but shall not be required to) submit to the Accountant (with a copy delivered to the other Party on the same day), within 45 days after the date of the engagement of the Accountant, a memorandum responding to the initial memorandum submitted to the Accountant by the other Party. Unless requested by the Accountant in writing, neither Party may present any additional information or arguments to the Accountant, either orally or in writing.

(iv) Within 60 days after the date of its engagement hereunder, the Accountant shall determine whether the objections raised by the Buyer are appropriate and shall issue a ruling which shall include a balance sheet, comprised of the Draft Closing Balance Sheet as adjusted pursuant to any resolutions to objections agreed upon by the Buyer and the Seller and pursuant to the Accountant's resolution of the Unresolved Objections. Such balance sheet shall be deemed to be the Final Closing Balance Sheet.

(v) The resolution by the Accountant of the Unresolved Objections shall be conclusive and binding upon the Buyer and the Seller. The Buyer and the Seller agree that the procedure set forth in this Section 1.7(b) for resolving disputes with respect to the Draft Closing Balance Sheet shall be the sole and exclusive method for resolving any such disputes; provided that this provision shall not prohibit either Party from instituting litigation to enforce the ruling of the Accountant.

(vi) The Seller shall be solely responsible for the fees and expenses of the Accountant if the Accountant determines the objections raised by the Buyer resulted in net changes to the Working Capital Amount as determined using Closing Balance Sheet in excess of $25,000. The Buyer shall be solely responsible for the fees and expenses of the Accountant if the Accountant determines the objections raised by the Buyer were inappropriate and did not result in net changes to the Working Capital Amount as determined using Closing Balance Sheet in excess of $25,000.

(c) If the Working Capital Amount as shown on the Final Closing Balance Sheet is less than $5,000, the Purchase Price shall be reduced by such deficiency and the Seller shall pay to the Buyer, by wire transfer or other delivery of immediately available funds, within three business days after the date on which the Final Closing Balance Sheet is finally determined pursuant to this Section 1.7, an amount equal to such deficiency.

(d) If the Working Capital Amount as shown on the Final Closing Balance Sheet exceeds $5,000, the Purchase Price shall be increased by such excess amount and the Buyer shall pay to the Seller, by wire transfer or other delivery of immediately available funds, within three business days after the date on which the Final Closing Balance Sheet is finally determined pursuant to this Section 1.7, an amount equal to such excess.

(e) If the Purchase Price is adjusted pursuant to this Section 1.7, the allocation of the Purchase Price among the Acquired Assets as set forth in

Schedule 1.6 attached hereto shall be appropriately modified to reflect increases or decreases in the various asset categories which give rise to such adjustments.

1.8 Further Assurances. At any time and from time to time after the Closing, at the request of either Party and without further consideration, the non-requesting Party shall execute and deliver such other instruments of sale, transfer, conveyance, assumption and assignment and take such actions as the requesting Party may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's rights to, title in and ownership of, the Acquired Assets and to place the Buyer in actual possession and operating control thereof and assumption of the Assumed Liabilities.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any section or subsection of the Disclosure Schedule shall qualify only the corresponding section or subsection in this Article II. For purposes of this Article II, the phrase "to the knowledge of the Seller" or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Seller, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry of appropriate employees and agents of the Seller with respect to the matter in question.

     2.1 Organization, Qualification and Corporate Power. The Seller is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Seller is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction listed in Section 2.1 of the Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Seller's businesses or the ownership or leasing of its properties requires such qualification, except for those jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect. The Seller has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Seller has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and by-laws. The Seller is not in default under or in violation of any provision of its Certificate of Incorporation or by-laws.

     2.2 Capitalization. The authorized capital stock of the Seller consists of 25,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.00001 par value per share of which, as of the date of this Agreement, 6,667,000 shares of common stock and no shares of preferred stock were issued and outstanding, respectively and no shares of Common Stock were held in the treasury of the Seller. All of the issued and outstanding shares of Common Stock of the Seller are held of record by the Parent. Section
2.2 of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of (i) all stockholders of the Seller, indicating the number and class or series of shares of capital stock of the Seller held by each stockholder and (for shares other than common stock) the number of shares of common stock (if any) into which such shares are convertible, (ii) all outstanding options, warrants or other instruments giving any party the right to acquire any of capital stock of the Seller, indicating (A) the holder thereof,
(B) the number and class or series of capital stock of the Seller subject thereto and (for shares other than common stock) the number of shares of common stock (if any) into which such shares are convertible, (C) the exercise price, date of grant, vesting schedule and expiration date for each such option, warrant or other instrument. There are no outstanding agreements or commitments to which the Seller is a party or which are binding upon the Seller providing for the redemption of any of its capital stock.

     2.3 Authorization of Transaction. The Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and the performance by the Seller of this Agreement and the Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. Without limiting the generality of the foregoing, the Board of Directors of the Seller, at a meeting duly called and held, by the unanimous vote of all directors of the Seller determined that the sale of assets contemplated by this Agreement is fair to and in the best interests of the Seller, and its respective stockholders, approved this Agreement in accordance with the Delaware General Corporation Law. Without limiting the foregoing, the Seller has obtained the Requisite Seller Stockholder Approval in accordance with the Delaware General Corporation Law. This Agreement has been duly and validly executed and delivered by the Seller and constitutes, and each of the Ancillary Agreements, upon its execution and delivery by the Seller, will constitute, a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     2.4 Noncontravention. Neither the execution and delivery by the Seller of this Agreement or the Ancillary Agreements, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or by-laws of the Seller, (b) require on the part of the Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Seller is a party or by which the Seller is bound or to which any of their respective assets is subject.

     2.5 Subsidiaries. The Seller has no Subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprises.

     2.6 Financial Statements. The Seller has provided to the Buyer the Financial Statements. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Seller as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Seller.

     2.7 Absence of Certain  Changes.  Since the Most Recent Balance Sheet Date,
(a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Seller Material Adverse Effect, and (b) the Seller has not taken any of the actions set forth in paragraphs (a) through (n) of Section 5.4.

     2.8 Undisclosed Liabilities. The Seller has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are reflected on the Final Closing Balance Sheet and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

     2.9      Tax Matters.

(a) The Seller has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Seller is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group the common parent of which is Parent. Each Affiliated Group has filed all Tax Returns that it was required to file with respect to any Affiliated Period, and all such Tax Returns were complete and accurate in all material respects. The Seller has paid on a timely basis all Taxes that were due and payable and each member of an Affiliated Group has paid all Taxes that were due and payable with respect to all Affiliated Periods. The unpaid Taxes of the Seller for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. The Seller has no actual or potential liability for any Tax obligation of any taxpayer (including any affiliated group of corporations or other entities that included the Seller during a prior period) other than the Seller. All Taxes that the Seller or any member of each Affiliated Group is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b) The Parent or Seller has delivered to the Buyer or made available to the Buyer for inspection complete and correct copies of all federal income Tax Returns of the Seller, and each Affiliated Group (but, in the case of any such Affiliated Group, only the portions of such Tax Returns relating to the Seller), relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired. The federal income Tax Returns of the Parent, the Seller, and each other member of each Affiliated Group are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(b) of the Disclosure Schedule. The Parent or Seller has delivered or made available to the Buyer complete and correct copies of all other Tax Returns of the Parent, the Seller, and any Affiliated Group (but in the case of the Parent or any Affiliated Group, only the portions of such Tax Returns relating to the Seller) relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired. No examination or audit of any Tax Return of the Parent, the Seller, or any other member of any Affiliated Group with respect to an Affiliated Period by any Governmental Entity is currently in progress or, to the knowledge of the Parent or Seller, threatened or contemplated. None of the Parent, the Seller, nor any other member of an Affiliated Group has been informed by any jurisdiction that the jurisdiction believes that the Parent, the Seller, or any other member of an Affiliated Group was required to file any Tax Return that was not filed. None of the Parent, the Seller, nor any other member of an Affiliated Group has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any Taxing Authority.

(c) The Seller: (i) has not made any payments, is not obligated to make any payments, or is not a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code (without regard to Section 280G(b)(4) of the Code); (ii) has any actual or potential liability for any Taxes of any person (other than the Seller) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (iii) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(d) None of the assets of the Seller: (i) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(e) Section 2.9(e) of the Disclosure Schedule sets forth the state(s) in which the Seller has registered to do business and/or is subject to Tax jurisdiction, and it has not in fact done business in any state other than those for which it has registered to do business.

     2.10     Ownership and Condition of Assets.

(a) The Seller is the true and lawful owner, and has good title to, all of the Acquired Assets, free and clear of all Security Interests, except as set forth in Section 2.10(a)(i) of the Disclosure Schedule. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.5(b)(iii), the Buyer will become the true and lawful owner of, and will receive good title to, the Acquired Assets, free and clear of all Security Interests other than those set forth in Section 2.10(a)(ii) of the Disclosure Schedule.

(b) The Acquired Assets are sufficient for the conduct of the Seller's businesses as presently conducted and as the Seller presently proposed to be conducted and constitute all assets used by the Seller in such businesses. Each tangible Acquired Asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

(c) Section 2.10(c) of the Disclosure Schedule lists individually (i) all Acquired Assets which are fixed assets (within the meaning of GAAP), indicating the cost, accumulated book depreciation (if any) and the net book value of each such fixed asset as of the Most Recent Balance Sheet Date, and (ii) all other Acquired Assets of a tangible nature (other than inventories).

(d) Each item of equipment, motor vehicle and other asset that is being transferred to the Buyer as part of the Acquired Assets and that the Seller has possession of pursuant to a lease agreement or other contractual arrangement is in such condition that, upon its return to its lessor or owner under the applicable lease or contract, the obligations of the Seller to such lessor or owner will have been discharged in full.

     2.11 Owned Real Property. The Seller does not have any Owned Real Property.


     2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule lists all Leases and lists the term of such Lease, any extension and expansion options, and the rent payable thereunder. The Seller has delivered to the Buyer complete and accurate copies of the Leases. With respect to each Lease:

(a) such Lease is legal, valid, binding, enforceable and in full force and effect;

(b) such Lease is assignable by the Seller to the Buyer without the consent or approval of any party (except as set forth in Section 2.4 of the Disclosure Schedule) and such Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(c) neither the Seller nor, to the knowledge of the Seller, any other party, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the knowledge of the Seller, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Seller or, to the knowledge of the Seller, any other party under such Lease;

(d) there are no disputes, oral agreements or forbearance programs in effect as to such Lease;

(e) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

(f) to the knowledge of the Seller, all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities; and

(g) the Seller is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease which would reasonably be expected to materially impair the current uses or the occupancy by the Seller of the property subject thereto.

     2.13 Intellectual Property.

(a) Section 2.13(a) of the Disclosure Schedule lists (i) each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Seller and (ii) each Customer Deliverable of the Seller.

(b) The Seller owns or has the right to use all Intellectual Property necessary
(i) to use, manufacture, have manufactured, market and distribute the Customer Deliverables and (ii) to operate the Internal Systems. Upon execution and delivery by the Buyer to the Seller of the instruments of conveyance referred to in Section 1.5(b)(iii), each item of Seller Intellectual Property will be owned or available for use by the Buyer immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Seller has taken all reasonable measures to protect the proprietary nature of each item of Seller Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other person or entity has any rights to any of the Seller Intellectual Property owned by the Seller (except pursuant to agreements or licenses specified in Section 2.13(d) of the Disclosure Schedule), and, to the knowledge of the Seller, no other person or entity is infringing, violating or misappropriating any of the Seller Intellectual Property.

(c) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Seller, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(c) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Seller or the Parent alleging any such infringement, violation or misappropriation; and the Seller has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Seller or the Parent relating to any such complaint, claim, notice or threat. The Seller has provided to the Buyer complete and accurate copies of all written documentation in the Seller's or the Parent's possession relating to claims or disputes known to the Seller concerning any Seller Intellectual Property.

(d) Section 2.13(d) of the Disclosure Schedule identifies each license or other agreement pursuant to which the Seller has licensed, distributed or otherwise granted any rights to any third party with respect to, any Seller Intellectual Property. Except as described in Section 2.13(d) of the Disclosure Schedule, the Seller has agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Customer Deliverables.

(e) Section 2.13(e) of the Disclosure Schedule identifies each item of Seller Intellectual Property that is owned by a party other than the Seller, and the license or agreement pursuant to which the Seller uses it (excluding off-the-shelf software programs licensed by the Seller pursuant to "shrink wrap" licenses).

(f) The Seller has not disclosed the source code for the Software or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in Section 2.13(f) of the Disclosure Schedule, and the Seller has taken reasonable measure to prevent disclosure of such source code.

(g) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Seller within the scope of their employment by the Seller or by independent contractors of the Seller who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Seller. No portion of such copyrightable materials was jointly developed with any third party with the exception of the material co-developed under an agreement listed on Schedule 2.13(g) of the Disclosure Schedule.

(h) The Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

     2.14 Inventory. The Seller does not maintain an inventory in the Ordinary Course of Business.

     2.15 Contracts.

(a) Section 2.15 of the Disclosure Schedule lists the following agreements (written or oral) to which the Seller is a party as of the date of this
Agreement:

(i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $5,000, or (C) in which the Seller has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v) any agreement for the disposition of any significant portion of the assets or business of the Seller (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

(vi) any agreement concerning confidentiality or noncompetition;

(vii) any employment or consulting agreement;

(viii) any agreement involving any current or former officer, director or stockholder of the Seller or an Affiliate thereof;

(ix) any agreement under which the consequences of a default or termination would reasonably be expected to have a Seller Material Adverse Effect;

(x) any agreement which contains any provisions requiring the Seller to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

(xi) any other agreement (or group of related agreements) either involving more than $5,000 or not entered into in the Ordinary Course of Business.

(b) The Seller has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section 2.15 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) for those agreements to which the Seller is a party, the agreement is assignable by the Seller to the Buyer without the consent or approval of any party (except as set forth in Section 2.4 of the Disclosure Schedule) and will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Seller nor, to the knowledge of the Seller, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Seller, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Seller or, to the knowledge of the Seller, any other party under such agreement.

     2.16 Accounts Receivable. All accounts receivable of the Seller reflected on the Most Recent Balance Sheet (other than those paid since such date) are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. A complete and accurate list of the accounts receivable reflected on the Most Recent Balance Sheet, showing the aging thereof, is included in Section
2.16 of the Disclosure Schedule. All accounts receivable of the Seller that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet. The Seller has not received any written notice from an account debtor stating that any account receivable is subject to any contest, claim or setoff by such account debtor.

     2.17  Insurance.  Section  2.17  of  the  Disclosure  Schedule  lists  each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Seller is a party, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Seller. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Seller is not liable for retroactive premiums or similar payments, and the Seller is otherwise in compliance in all material respects with the terms of such policies. The Seller has no knowledge of any threatened termination of, or premium increase with respect to, any such policy.

     2.18 Litigation. There is no Legal Proceeding which is pending or has been threatened in writing against the Seller, including any proceeding which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no judgments, orders or decrees outstanding against the Seller.

     2.19 Warranties. No product or service manufactured, sold, leased, licensed or delivered by the Seller is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Seller, which are set forth in Section 2.19 of the Disclosure Schedule, and (ii) manufacturers' warranties for which the Seller has any liability. Section 2.19 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Seller in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Seller does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

     2.20 Employees.

(a) Section 2.20 of the Disclosure Schedule contains a list of all employees of the Seller, along with the position and the annual rate of compensation of each such person. Each current or past employee of the Seller has entered into a confidentiality/assignment of inventions agreement with the Seller, a copy or form of which has previously been delivered to the Buyer. Section 2.20 of the Disclosure Schedule contains a list of all employees of the Seller or any Subsidiary who are a party to a non-competition agreement with the Seller; copies of such agreements have previously been delivered to the Buyer. Section
2.20 of the Disclosure Schedule contains a list of all employees of the Seller who are not citizens of the United States. To the knowledge of the Seller, no key employee or group of employees has any plans to terminate employment with the Seller (other than for the purpose of accepting employment with the Buyer following the Closing) or not to accept employment with the Buyer.

(b) The Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Seller has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Seller.

     2.21 Employee Benefits. (a) Section 2.21(a) of the Disclosure Schedule contains a complete and accurate list of all Seller Plans. Complete and accurate copies of (i) all Seller Plans which have been reduced to writing, (ii) written summaries of all unwritten Seller Plans, and (iii) all related trust agreements, insurance contracts and summary plan descriptions.

(b) Section 2.21(b) of the Disclosure Schedule sets forth the policy of the Seller with respect to accrued vacation, accrued sick time and earned time off and the amount of such liabilities as of April 30, 2003.

     2.22 Environmental Matters. (a) The Seller has complied with all applicable Environmental Laws. There is no pending or, to the knowledge of the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Seller.

(b) The Seller has no liabilities or obligations arising from the release of any Materials of Environmental Concern into the environment.

(c) The Seller is not a party to or bound by any court order, administrative order, consent order or other agreement with any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

(d) Set forth in Section 2.22(d) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Seller (whether conducted by or on behalf of the Seller or a third party, and whether done at the initiative of the Seller or directed by a Governmental Entity or other third party) which the Seller has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

(e) The Seller is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Seller.

     2.23 Legal Compliance. The Seller is currently conducting, and have at all times since October 1, 1999 conducted, its business in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect. The Seller has not received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation.

     2.24 Customers and Suppliers. Section 2.24 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 1% of the consolidated revenues of the Seller during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or service to the Seller. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Seller. No unfilled customer order or commitment obligating the Seller to process, manufacture or deliver products or perform services will result in a loss to the Seller upon completion of performance. No purchase order or commitment of the Seller is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

 2.25 Permits. Section 2.25 of the Disclosure Schedule sets forth a list of all Permits issued to or held by the Seller. Such listed Permits are the only
 Permits that are required for the Seller to conduct its business as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect; the Seller is in compliance with the terms of each such Permit; and, to the knowledge of the Seller, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit is assignable by the Seller to the
  Buyer without the consent or approval of any party and will continue in full force and effect immediately following the Closing.

     2.26 Certain Business Relationships With Affiliates. No Affiliate of the Seller
  (a) owns any property or right, tangible or intangible, which is used in the business of the Seller, (b) has any claim or cause of action against the Seller, or (c) owes any money to, or is owed any money by, the Seller, except for those open balances related to transactions or relationships listed on Section 2.26 of the Disclosure Schedule. Section 2.26 of the Disclosure Schedule describes any transactions or relationships between the Seller and any Affiliate thereof which occurred or have existed since the beginning of the time period covered by the Financial Statements.

     2.27 Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.28 Books and Records. The minute books and other similar records of the Seller contain complete and accurate records of all actions taken at any meetings of the Seller's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Seller accurately reflect in all material respects the assets, liabilities, business, condition (financial or otherwise) and results of operations of the Seller has been maintained in accordance with good business and bookkeeping practices. Section 2.28 of the Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Seller and the names of persons having signature authority with respect thereto or access thereto.

     2.29 Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

The Seller has disclosed to the Buyer all material information relating to the business of the Seller or the transactions contemplated by this Agreement.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

         The Parent represents and warrants to the Buyer that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing.

     3.1 Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Parent is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction where the nature of the Parent's businesses or the ownership or leasing of its properties requires such qualification, except for those jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. The Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent is not in default under or in violation of any provision of its Certificate of Incorporation or by-laws.

     3.2 Authorization of Transaction. The Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Parent of this Agreement and, the performance by the Parent of this Agreement and the consummation by the Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Parent. Without limiting the generality of the foregoing, the Board of Directors of the Parent, at a meeting duly called and held, by the unanimous vote of all directors of the Parent determined that the sale of assets contemplated by this Agreement is fair to and in the best interests of the Parent and its stockholders, approved this Agreement in accordance with the Delaware General Corporation Law. This
Agreement has been duly and validly executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms.

     3.3 Noncontravention. Neither the execution and delivery by the Parent of this Agreement, nor the consummation by the Parent of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or by-laws of the Parent, (b) require on the part of the Parent any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent is a party or by which it is bound or to which any of its assets is subject.

     3.4 Litigation. There is no Legal Proceeding which is pending or has been threatened in writing against the Parent which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

                                   ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE BUYER PARENT

         The Buyer represents and warrants to the Seller that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as to the Closing as though made as of the Closing.

     4.1 Organization and Corporate Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer is not in default under or in violation of any provision of its Certificate of Incorporation or by-laws.

     4.2 Authorization of the Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

     4.3 Noncontravention. Neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or by-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                                   ARTICLE V

                              PRE-CLOSING COVENANTS

     5.1 Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing

Date and (ii) the conditions to the obligations of the other Party to consummate the transactions contemplated by this Agreement are satisfied.

             5.2 Governmental and Third-Party Notices and Consents.

(a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

(b) The Seller shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in the Disclosure Schedule.

(c) If (i) any of the Assigned Contracts or other assets or rights constituting Acquired Assets may not be assigned and transferred by the Seller to the Buyer (as a result of either the provisions thereof or applicable law) without the consent or approval of a third party, (ii) the Seller, after using its Reasonable Best Efforts, is unable to obtain such consent or approval prior to the Closing and (iii) the Closing occurs nevertheless, then (A) such Assigned Contracts and/or other assets or rights shall not be assigned and transferred by the Seller to the Buyer at the Closing and the Buyer shall not assume the Seller's liabilities or obligations with respect thereto at the Closing, (B) the Seller shall continue to use its Reasonable Best Efforts to obtain the necessary consent or approval as soon as practicable after the Closing, (C) upon the obtaining of such consent or approval, the Buyer and the Seller shall execute such further instruments of conveyance (in substantially the form executed at the Closing) as may be necessary to assign and transfer such Assigned Contracts and/or other assets or rights (and the associated liabilities and obligations of the Seller) to the Buyer, and (D) from and after the Closing until the assignment of each such Assigned Contract pursuant to clause (C) above, the Buyer shall perform and fulfill, on a subcontractor basis, the obligations of the Seller or the applicable Subsidiary to be performed under such Assigned Contract, and the Seller or such Subsidiary shall promptly remit to the Buyer all payments received by it under such Assigned Contract for services performed during such period.

(d) Seller shall obtain, at its expense, Tax good standing certificates or other documentation satisfactory to Buyer to the effect that Buyer shall incur no liability as a successor, transferee or otherwise for Tax or other liabilities of Seller in each jurisdiction to which Seller may be subject to Tax.

     5.3 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Seller shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, prior to the Closing, the Seller shall not without the written consent of the Buyer:

(a) issue or sell any stock or other securities of the Seller or any options, warrants or other rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of options, warrants or other convertible securities outstanding on the date hereof);

(b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.21(k) or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.21 of the Disclosure Schedule) or hire any new officers or (except in the Ordinary Course of Business) any new employees;

(e) acquire, sell, lease, license or dispose of any assets or property (including any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

(f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business, however, Seller may pay amounts owed to the Parent as of the date hereof under the credit agreement dated October 17, 2002 by and between the Seller and Parent;

(h) amend its charter, by-laws or other organizational documents in a manner that could have an adverse effect on the transactions contemplated by this Agreement;

(i) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or make any new elections, or changes to any current elections, with respect to Taxes that affect the Acquired Assets;

(j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement of a nature required to be listed in Section 2.12, Section
2.13 or Section 2.15 of the Disclosure Schedule;
(k) make or commit to make any capital expenditure in excess of $5,000 per item or $25,000 in the aggregate;

(l) institute or settle any Legal Proceeding;

(m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Seller set forth in this Agreement becoming untrue or (ii) any of the conditions to the Closing set forth in
Article VI not being satisfied; or

(n) agree in writing or otherwise to take any of the foregoing actions.

     5.4 Access to Information.

(a) The Seller shall authorize representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller) to all premises, properties, financial, tax and accounting records (including the work papers of the Seller's independent accountants), contracts, other records and documents, and personnel, of or pertaining to the Seller for the purpose of performing such inspections and tests as the Buyer deems necessary or appropriate.

(b) Within 30 days after the end of each month ending prior to the Closing, beginning with April 30, 2003 the Seller shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the financial condition and results of operations of the Seller as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Seller.

(c) The Buyer (i) shall treat and hold as confidential any Confidential Information, (ii) shall not use any of the Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Seller all tangible embodiments (and all copies) thereof which are in its possession.

     5.5 Exclusivity.

(a) The Seller and the Parent shall not, and the Seller and the Parent shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Seller, (ii) furnish any non-public information concerning the business, properties or assets of the Seller to any party (other than the Buyer) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

(b) The Seller and the Parent shall each immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Seller or the Parent, whichever is applicable, is terminating such discussions or negotiations. If the Seller or the Parent receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Seller or the Parent, whichever is applicable, shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

     6.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following additional conditions:

(a) the Seller shall have obtained at its own expense (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals, certificates or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 5.2 which are required on the part of the Seller, except for any failure of which to obtain or effect would not, individually or in the aggregate, have a material adverse effect on the right of the Buyer to own, operate or control the Acquired Assets following the Closing or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(b) the representations and warranties of the Seller and the Parent set forth in the first sentence of Sections 2.1 and 3.1 and in Sections 2.3 and 3.2 and any representations and warranties of the Seller or the Parent set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Seller or the Parent set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

(c) the Seller shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(d) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the Acquired Assets, or to conduct the business of the Seller as currently conducted, following the Closing, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e) the Seller shall have delivered to the Buyer the Seller Certificate;

(f) the Seller shall have delivered to the Buyer an update, as of the date prior to the Closing Date, of each list contained in the Disclosure Schedule that lists or describes Acquired Assets (including the lists set forth in Sections 2.5, 2.10(c), 2.11, 2.12, 2.13, 2.15, 2.17, 2.21(a) and 2.25 of the Disclosure
Schedule);

(g) the Seller shall have delivered to the Buyer documents evidencing the release or termination of all Security Interests on the Acquired Assets, and copies of filed UCC termination statements with respect to all UCC financing statements evidencing Security Interests, other than Security Interests which are listed in Section 2.10 of the Disclosure Schedule under the heading "Permitted Security Interests";

(h) the Seller shall have provided to the Buyer all necessary documentation of
(i) compliance with any applicable environmental transfer statute and (ii) transfer of all material Permits required under Environmental Laws;

(i) the Seller, to the Buyer's satisfaction which shall not be unreasonably withheld, shall have made satisfactory progress towards the completion of the 25 new Environmental Safety and Health Compliance courses (the "ESH Courses"), the titles of which are set forth on Exhibit E attached hereto;

(j) the Buyer shall have received from counsel to the Seller an opinion in substantially the form attached hereto as Exhibit F, addressed to the Buyer and dated as of the Closing Date;

(k) the Buyer shall have received such other certificates and instruments (including certificates of good standing of the Seller and the Parent in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

(l) Seller shall have delivered to the Buyer the certificate or certificates referred to in Section 5.2(d); and

(m) The board of directors of the Parent of the Buyer shall have ratified the Agreement and the transactions contemplated hereby.

     6.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following additional conditions:

(a) the representations and warranties of the Buyer set forth in the first sentence of Section 4.1 and in Section 4.2 and any representations and warranties of the Buyer set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

(b) the Buyer shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(c) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(d) the Buyer shall have delivered to the Seller the Buyer Certificate;

(e) the Seller shall have received from counsel to the Buyer an opinion in substantially the form attached hereto as Exhibit G, addressed to the Seller and dated as of the Closing Date; and

(f) the Seller shall have received such other certificates and instruments (including certificates of good standing of the Buyer in its jurisdiction of organization, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                  ARTICLE VII

                                    COVENANTS

     7.1 Proprietary Information. From and after the Closing, neither the Parent nor the Seller shall disclose or make use of (except to pursue its rights, under this Agreement or the Ancillary Agreements), and shall use its best efforts to cause all of its Affiliates not to disclose or make use of, any knowledge, information or documents of a confidential nature or not generally known to the public with respect to Acquired Assets, the Seller's business or the Buyer or its business (including the financial information, technical information or data relating to the Seller's products and names of customers of the Seller), as well as filings and testimony (if any) presented in the course of any arbitration of a Dispute pursuant to Section 8.3 and the arbitral award and the Arbitrator's reasons therefor relating to the same), except to the extent that such knowledge, information or documents shall have become public knowledge other than through improper disclosure by the Seller, the Parent or an Affiliate. The Seller and the Parent shall enforce, for the benefit of the Buyer, all confidentiality, invention assignments and similar agreements between the Seller and any other party relating to the Acquired Assets or the business of the Seller which are not Assigned Contracts.

     7.2 Solicitation and Hiring. For a period of two (2) years after the Closing Date, neither the Parent nor the Seller shall, either directly or indirectly (including through an Affiliate), (a) solicit or attempt to induce any Restricted Employee to terminate his employment with the Buyer or any subsidiary of the Buyer or (b) hire or attempt to hire any Restricted Employee; provided, that this clause (b) shall not apply to any individual whose employment with the Buyer or a subsidiary of the Buyer has been terminated for a period of six months or longer. The Seller and the Parent shall enforce, for the benefit of the Buyer, all confidentiality, non-solicitation and non-hiring assignments and similar agreements between the Seller and any other party which are not Assigned Contracts.

     7.3 Non-Competition.

(a) For a period of two (2) years after the Closing Date, neither the Parent nor the Seller shall, either directly or indirectly as a stockholder, investor, partner, consultant or otherwise, (i) design, develop, manufacture, market, sell or license any product or provide any service anywhere in the world which is competitive with any product designed, developed (or under development), manufactured, sold or licensed or any service provided by the Seller within the three-year period prior to the Closing Date or (ii) engage anywhere in the world in any business competitive with the business of the Seller as conducted as of the Closing Date or during the three-year period prior to the Closing Date. The Seller and the Parent shall enforce, for the benefit of the Buyer, all non-competition and similar agreements between the Seller and any other party which are not Assigned Contracts.

(b) The Seller and the Parent each agree that the duration and geographic scope of the non-competition provision set forth in this Section 7.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

(c) The Parent and the Seller shall, and shall each use its best efforts to cause its Affiliates to, refer all inquiries regarding the business, products and services of the Seller to the Buyer.

     7.4 Tax Matters. All transfer taxes, deed excise stamps and similar charges related to the sale of the Acquired Assets contemplated by this Agreement shall be paid by the Seller.

     7.5 Sharing of Data.

(a) The Seller shall have the right for a period of seven years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records that are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business conducted by the Seller prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of seven years following the Closing Date to have reasonable access to those books, records and accounts, including financial and accounting records (including the work papers of the Seller's independent accountants), tax records, correspondence, production records, employment records and other records that are retained by the Seller and the Parent pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by the Buyer for the purpose of conducting the business of the Seller after the Closing and complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Neither the Buyer, the Parent, nor the Seller shall destroy any such books, records or accounts retained by it without first providing the other Party with the opportunity to obtain or copy such books, records, or accounts at such other Party's expense.

(b) Promptly upon request by the Buyer made at any time following the Closing Date, the Seller and the Parent shall authorize the release to the Buyer of all files pertaining to the Seller, the Acquired Assets or the business or operations of the Seller held by any federal, state, county or local authorities, agencies or instrumentalities.

     7.6 Use of Name. Neither the Parent nor the Seller shall use, and shall not permit any Affiliate to use, GoTrain or any name reasonably similar thereto after the Closing Date in connection with any business related to, competitive with, or an outgrowth of, the business conducted by the Seller on the date of this Agreement. Within 30 days following the Closing, the Seller shall amend its Certificate of Incorporation and other corporate records, if necessary, to comply with this provision.

     7.7 Cooperation in Litigation. From and after the Closing Date, each Party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of the conduct of the business of the Seller or the Buyer prior to or after the Closing Date (other than litigation among the Parties and/or their Affiliates arising out the transactions contemplated by this Agreement). The Party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the Party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such Party or its officers, directors, employees and agents, for their time spent in such cooperation.

     7.8 Collection of Accounts Receivable. The Seller agrees that it shall forward promptly to the Buyer any monies, checks or instruments received by the Seller after the Closing Date with respect to the accounts receivable purchased by the Buyer from the Seller pursuant to this Agreement. The Seller shall provide to the Buyer such reasonable assistance as the Buyer may request with respect to the collection of any such accounts receivable, provided the Buyer pays the reasonable out-of-pocket expenses of the Seller and its officers, directors and employees incurred in providing such assistance. The Seller hereby grants to the Buyer a power of attorney to endorse and cash any checks or instruments payable or endorsed to the Seller or its order which are received by the Buyer and which relate to accounts receivable purchased by the Buyer from the Seller.

     7.9 Employees. Effective as of the Closing, the Seller shall terminate the employment of each of its employees designated on Schedule 7.9 attached hereto (which may be updated prior to the Closing by the mutual agreement of the Buyer and the Seller). The Buyer shall offer employment to each such employee, terminable at the will of the Buyer. The Seller hereby consents to the hiring of any such employees by the Buyer and waives, with respect to the employment by the Buyer of such employees, any claims or rights the Seller may have against the Buyer or any such employee under any non-competition, confidentiality or employment agreement.

     7.10 Maintenance of Corporate Existence; Restriction on Dividends and Distributions. The Seller shall maintain its corporate existence and shall not disclose, set aside or pay any dividend or other distribution in cash or other property (other than capital stock of the Seller) in respect of its stock, for a period of one year following the Closing Date.

     7.11 ESH Courses. Within one year from the date of the Closing, the Seller shall complete the ESH Courses.

     7.12 General Waiver. As of the date of this Agreement, the Parent, the Seller, the Affiliated Group and each of their parents, subsidiaries and Affiliates each hereby irrevocably remise, release, waive and forever discharge any and all claims or rights of any nature (other than any claims or rights that may arise out of the transactions contemplated by this Agreement) that they may have against the Buyer, its Affiliates, the Buyer Parent, its subsidiaries or any of the subsidiaries of the Buyer Parent.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1 Indemnification by the Seller and Parent. The Seller and Parent shall indemnify the Buyer in respect of, and hold the Buyer harmless against, Damages incurred or suffered by the Buyer or any Affiliate thereof resulting from, relating to or constituting:

(a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Seller or the Parent contained in this Agreement, any Ancillary Agreement or any other agreement or instrument furnished by the Seller or the Parent to the Buyer pursuant to this Agreement;

(b) any failure to perform any covenant or agreement of the Seller contained in this Agreement, any Ancillary Agreement or any agreement or instrument furnished by the Seller or the Parent to the Buyer pursuant to this Agreement; or

(c) any Retained Liabilities.

     8.2 Indemnification by the Buyer and the Buyer Parent. The Buyer and the Buyer Parent shall indemnify the Seller in respect of, and hold it harmless against, any and all Damages incurred or suffered by the Seller resulting from, relating to or constituting:

(a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Buyer contained in this Agreement, any Ancillary Agreement or any other agreement or instrument furnished by the Buyer to the Seller pursuant to this Agreement;

(b) any failure to perform any covenant or agreement of the Buyer contained in this Agreement, any Ancillary Agreement or any other agreement or instrument furnished by the Buyer to the Seller pursuant to this Agreement; or

(c) any Assumed Liabilities.

     8.3 Indemnification Claims.

(a) An Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action. Such notification shall be given within 20 days after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VIII and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VIII and (ii) the Indemnifying Party may not assume control of the defense of Third Party Action involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 8.3(a) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

(b) In order to seek indemnification under this Article VIII, an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party. If the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

(c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to disburse the Claimed Amount to the Buyer), (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to disburse the Agreed Amount to the Buyer) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.

(d) During the 30-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to binding arbitration, and if the Indemnifying Party and the Indemnified Party agree in writing to submit the Dispute to such arbitration, then the provisions of Section 8.3(e) shall become effective with respect to such Dispute. The provisions of this Section 8.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Indemnifying Party and the Indemnified Party to arbitrate any Dispute, such Dispute shall be resolved in a state or federal court sitting in the State of Delaware in accordance with
Section 11.12. If the Indemnified Party is the Buyer and is seeking to enforce the claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Fund shall be disbursed to the Buyer and/or the Seller (which notice shall be consistent with the terms of the resolution of the Dispute).

(e) If, as set forth in Section 8.3(d), the Indemnified Party and the Indemnifying Party agree to submit any Dispute to binding arbitration, the arbitration shall be conducted by a single arbitrator (the "Arbitrator") in accordance with the Commercial Rules in effect from time to time and the following provisions.

(i) In the event of any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

(ii) The parties shall commence the arbitration by jointly filing a written submission with the Wilmington, Delaware office of the AAA in accordance with Commercial Rule 5 (or any successor provision).

(iii) No depositions or other discovery shall be conducted in connection with the arbitration.

(iv) Not later than 30 days after the conclusion of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitrator's reasons therefor. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 11.12), provided that the Arbitrator shall have no power or authority to grant injunctive relief, specific performance or other equitable relief.

(v) The Arbitrator shall have no power or authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this Section 8.3(e), or (y) address or resolve any issue not submitted by the parties.

(vi) In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, except that the fees and costs of the AAA and the Arbitrator, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrator may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party's attorneys' fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the Indemnified Party and the Indemnifying Party.

(f) Notwithstanding the other provisions of this Section 8.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VIII, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VIII, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article

VIII, for any such Damages for which it is entitled to indemnification pursuant to this Article VIII (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VIII).

     8.4 Survival of Representations and Warranties. All representations and warranties that are covered by the indemnification agreements in Section 8.1(a) and Section 8.2(a) shall (a) survive the Closing and (b) shall expire on the date one year following the Closing Date, except that (i) the representations and warranties set forth in Sections 2.1, 2.3, 3.1, 3.2 and 4.1 and 4.2 shall survive the Closing without limitation and (ii) the representations and warranties set forth in Sections 2.9, 2.21 and 2.22 shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice based upon a breach of such representation or warranty, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and funds have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to disburse such retained funds to the Seller in accordance with the terms of the Escrow Agreement. The rights to indemnification set forth in this Article VIII shall not be affected by (i) any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the date of this Agreement or the Closing Date with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder or (ii) any waiver by an Indemnified Party of any closing condition relating to the accuracy of any representations and warranties or the performance of or compliance with agreements and covenants.

     8.5 Limitations.

(a) Notwithstanding anything to the contrary herein, the Seller shall not be liable under this Article VIII unless and until the aggregate Damages for which it would otherwise be liable under this Article VIII exceed $62,500 (at which point the Seller shall become liable for the aggregate Damages under this
Article VIII, and not just amounts in excess of $62,500); provided that the limitations set forth in this sentence shall not apply to a claim pursuant to
Section 8.1(a) relating to a breach of the representations and warranties set forth in Sections 2.1, 2.3, 3.1 or 3.2 or to a breach of the covenants set forth in Article VI. For purposes solely of this Article VIII, all representations and warranties of the Seller in Article II (other than Sections 2.7 and 2.29) and the Parent in Article III shall be construed as if the term "material" and any reference to "Seller Material Adverse Effect" or "Parent Material Adverse Effect", respectively (and variations thereof) were omitted from such representations and warranties.

(b) Notwithstanding anything to the contrary herein, the Buyer shall not be liable under this Article VIII unless and until the aggregate Damages for which it would otherwise be liable under this Article VIII exceed $62,500 (at which point the Buyer shall become liable for the aggregate Damages under this Article VIII, and not just amounts in excess of $62,500) provided that the limitation set forth in this sentence shall not apply to a claim pursuant to Section 8.2(a) relating to a breach of the representations and warranties set forth in Sections
4.1 or 4.2.

(c) The Escrow Agreement is intended to secure Seller's obligations under
Section 1.7 of this Agreement and the indemnification obligations of the Seller under this Agreement. However, the rights of the Buyer under this Article VIII shall not be limited to the Escrow Fund nor shall the Escrow Agreement be the exclusive means for the Buyer to enforce such rights; provided that the Buyer shall not attempt to collect any Damages directly from the Seller unless there are no remaining funds held in escrow pursuant to the Escrow Agreement.

(d) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties under this Article VIII and the Escrow Agreement shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

     8.6 Treatment of Indemnity Payments. Any payments made to an Indemnified Party pursuant to this Article VIII or pursuant to the Escrow Agreement shall be treated as an adjustment to the Purchase Price for tax purposes.

                                   ARTICLE IX

                                   TERMINATION

     9.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing, as provided below:

(a) the Parties may terminate this Agreement by mutual written consent;

(b) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller or the Parent is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (b) or (c) of Section 6.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Seller of written notice of such breach;

(c) the Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a) or (b) of Section 6.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Seller to the Buyer of written notice of such breach;

(d) the Buyer may terminate this Agreement by giving written notice to the Seller if the Closing shall not have occurred on or before June 30, 2003 by reason of the failure of any condition precedent under Section 6.1 or 6.2 (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement); or

(e) the Seller may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before June 30, 2003 by reason of the failure of any condition precedent under Section 6.1 or 6.3 (unless the failure results primarily from a breach by the Seller or the Parent of any representation, warranty or covenant contained in this Agreement).

     9.2 Effect of Termination. If either Party terminates this Agreement pursuant to Section 9.1, all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of a Party for willful breaches of this Agreement) provided however that the Seller shall be entitled to keep the sums paid by the Buyer pursuant to Section 1.3(a) and provided further that obligations set forth in
Section 7.11 shall survive the termination of this Agreement and be binding upon the Parties in perpetuity.

                                   ARTICLE X

                                   DEFINITIONS

         For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

         "AAA" shall mean the American Arbitration Association.

         "Accountant" shall mean KPMG LLP.

         "Acquired Assets" shall mean all of the assets, properties and rights of the Seller existing as of the Closing, including:

(a) all cash, short-term investments, deposits, bank accounts and other similar assets;

(b) all trade and other accounts receivable and notes and loans receivable that are payable to the Seller, and all rights to unbilled amounts for products delivered or services provided, together with any security held by the Seller for the payment thereof;

(c) all inventories of raw materials, work in process, finished goods, supplies, packaging materials, spare parts and similar items, wherever located, including consignment inventory and inventory held on order or in transit;

(d) all computers, machinery, equipment, tools and tooling, furniture, fixtures, supplies, leasehold improvements, motor vehicles and other tangible personal property;

(e) all real property, leaseholds and subleaseholds in real property, and easements, rights-of-way and other appurtenants thereto;

(f) all Intellectual Property;

(g) all rights under Assigned Contracts;

(h) all securities owned by the Seller;

(i) all claims, prepayments, deposits, refunds, causes of action, chooses in action, rights of recovery, rights of setoff and rights of recoupment;

(j) all Permits;

(k) all books, records, accounts, ledgers, files, documents, correspondence, lists (including customer and prospect lists), employment records related to employees joining the Buyer, manufacturing and procedural manuals, Intellectual Property records, sales and promotional materials, studies, reports and other printed or written materials; and

(l) all rights of the Seller in and with respect to the assets associated with its Employee Benefit Plans.

         "Affiliate" shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

         "Affiliated Group" shall mean a group of corporations with which the Seller has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns.

         "Affiliated Period" shall mean any period in which the Seller was a member of an Affiliated Group.

         "Agreed Amount" shall mean part, but not all, of the Claimed Amount.

         "Ancillary Agreements" shall mean the Escrow Agreement, the bill of sale and other instruments of conveyance referred to in Section 1.5(b)(iii), and the instrument of assumption and other instruments referred to in Section 1.5(b)(iv).

         "Arbitrator" shall have the meaning set forth in Section 8.3(e).

         "Assigned Contracts" shall mean any contracts, agreements or instruments to which the Seller is a party, including any agreements or instruments securing any amounts owed to the Seller, any leases or subleases of real property, any employment contracts and any licenses or sublicenses relating to Intellectual Property.

         "Assumed Liabilities" shall mean all of the following liabilities of the Seller:

(a) all liabilities of the Seller set forth on the face of (and not solely in any notes to) the Most Recent Balance Sheet, to the extent they have not been paid or discharged prior to the Closing;

(b) all liabilities of the Seller which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business, including with respect to frequency and amount, to the extent that they have not been paid or discharged prior to the Closing; provided that this clause (b) shall not encompass any such liabilities which relate to any breach of contract, breach of warranty, tort, infringement or violation of law or which arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand;

(c) all obligations of the Seller arising after the Closing under the Assigned Contracts; and

(d) all obligations of the Seller to its customers for the repair, replacement or return of products manufactured or sold in the Ordinary Course of Business prior to the Closing, but only to the extent that (i) such obligations are not the subject of claims or litigation required to be disclosed in Section 2.18 of the Disclosure Schedule attached hereto and (ii) the cost to the Buyer of fulfilling such obligations does not exceed $2,500 in any one instance or $10,000 in the aggregate.

         "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

         "Buyer Certificate" shall mean a certificate to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to Legal Proceedings involving the Buyer) of Section 6.3 is satisfied in all respects.

         "Buyer Parent" shall have the meaning set forth in Section 1.3(c).

         "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Claimed Amount" shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.

         "Claim Notice" shall mean written notification which contains (i) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (ii) a statement that the Indemnified Party is entitled to indemnification under Article VIII for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

         "Closing" shall mean the closing of the transactions contemplated by this Agreement.

         "Closing Date" shall mean the date two business days after the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article VI), or such other date as may be mutually agreeable to the Parties.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commercial Rules" shall mean the Commercial Arbitration Rules of the AAA.

         "Confidential Information" shall mean any confidential or proprietary information of the Seller or the Parent that is furnished in writing to the Buyer by the Seller or the Parent in connection with this Agreement and is labeled confidential or proprietary; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the Buyer, (C) which the Buyer knew or to which the Buyer had access prior to disclosure or (D) which the Buyer rightfully obtains from a source other than the Seller or the Parent.

         "Controlling Party" shall mean the party controlling the defense of any Third Party Action.

         "Customer Deliverables" shall mean (a) the products that the Seller (i) currently manufactures, markets, sells or licenses, or (ii) has manufactured, marketed, sold or licensed within the previous three years, or (iii) currently plans to manufacture, market, sell or license in the future and (b) the services that the Seller (i) currently provides, or (ii) has provided within the previous three years, or (iii) currently plans to provide in the future.

         "Damages" shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation), other than those costs and expenses of arbitration of a Dispute which are to be shared equally by the Indemnified Party and the Indemnifying Party as set forth in Section 8.3(e)(vi).

         "Debentures" shall mean those certain Series 1 and Series 2 convertible subordinated debentures issued by the Seller on February 15, 2002 to Polmeroy Limited and Columbia Nova Investments, AVV. .

         "Disclosure Schedule" shall mean the disclosure schedule provided by the Seller to the Buyer on the date hereof and accepted in writing by the Buyer.

         "Disclosure Statement " shall mean a written proxy or information statement which includes a summary of this Agreement.

         "Dispute" shall mean the dispute resulting if the Indemnifying Party in a Response disputes its liability for all or part of the Claimed Amount.

         "Draft Closing Balance Sheet" shall mean a consolidated balance sheet reflecting only the Acquired Assets and Assumed Liabilities as of the Closing (without giving effect to the transactions contemplated by this Agreement).

         "Employee Benefit Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

         "Environmental Law" shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation or the common law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wild life, marine life and wetlands, and endangered and threatened species; (viii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (ix) health and safety of employees and other persons. As used above, the term "release" shall have the meaning set forth in CERCLA.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Seller.

         "Escrow Agreement" shall mean an escrow agreement in substantially the form attached hereto as Exhibit A.

         "Escrow Agent" shall mean U. S. Bank National Association.

         "Escrow Fund" shall mean the fund established pursuant to the Escrow Agreement and including the amount paid by the Buyer to the Escrow Agent at the Closing pursuant to Section 1.4.

         "ESH Courses" shall have the meaning set forth in Section 6.1(i).

         "Excluded Assets" shall mean the following assets of the Seller:

(a) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization and existence of the Seller as a corporation;

(b) all rights relating to refunds, recovery or recoupment of Taxes;

(c) any of the rights of the Seller under this Agreement or under the Ancillary Agreements; and

(d) those assets listed on Schedule 1.1(b) attached hereto.

         "Expected Claim Notice" shall mean a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, an Indemnified Party reasonably expects to incur Damages for which it is entitled to indemnification under Article VIII.

         "Financial Statements" shall mean:

(a) the unaudited balance sheets and statements of income, changes in stockholders' equity and cash flows of the Seller as of the end of and for each of the last three fiscal years; and

(b) the Most Recent Balance Sheet and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months ended as of the Most Recent Balance Sheet Date.

         "Final Closing Balance Sheet" shall mean the balance sheet determined pursuant to the procedures set forth in Section 1.7(b).

         "GAAP" shall mean United States generally accepted accounting principles.

         "Governmental Entity" shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

         "Indemnified Party" shall mean a party entitled, or seeking to assert rights, to indemnification under Article VIII of this Agreement.

         "Indemnifying Party" shall mean the party from whom indemnification is sought by the Indemnified Party.

         "Intellectual Property" shall mean all:

(a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations;

(b) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof;

(c) copyrights and registrations and applications for registration thereof;

(d) mask works and registrations and applications for registration thereof;

(e) computer software, data and documentation;

(f) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information;

(g) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and

(h) copies and tangible embodiments thereof.

         "Internal Systems" shall mean the internal systems of the Seller that are used in its business or operations, including computer hardware systems, software applications and embedded systems.

         "Lease" shall mean any lease or sublease pursuant to which the Seller leases or subleases from another party any real property.

         "Legal Proceeding" shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

         "Materials of Environmental Concern" shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

         "Most Recent Balance Sheet" shall mean the unaudited balance sheet of the Seller as of the Most Recent Balance Sheet Date.

         "Most Recent Balance Sheet Date" shall mean March 31, 2003.

         "Non-controlling Party" shall mean the party not controlling the defense of any Third Party Action.

         "Objection Deadline Date" shall mean the date [15 days] after delivery by the Buyer to the Seller of the Draft Closing Balance Sheet.

         "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

         "Owned Real Property" shall mean each item of real property owned by the Seller. "Parent" shall have the meaning set forth in the first paragraph of this Agreement.


         "Parent Material Adverse Effect" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, prospects, condition (financial or otherwise), or results of operations of the Parent and its subsidiaries, taken as a whole. For the avoidance of doubt, the parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "in" shall have their respective customary and ordinary meanings, without regard to the meaning accented to Parent Material Adverse Effect.

         "Parties" shall mean the Buyer and the Seller.

         "Permits" shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

         "Purchase Price" shall mean the purchase price to be paid by the Buyer for the Acquired Assets at the Closing, as set forth in Section 1.3, as it may be adjusted pursuant to Section 1.7.

         "Reasonable Best Efforts" shall mean best efforts, to the extent commercially reasonable.

         "Requisite Seller Stockholder Approval" shall mean the approval of the sale of the Acquired Assets by the Seller to the Buyer as contemplated by this Agreement by a majority of the votes represented by the outstanding shares of capital stock of the Seller entitled to vote thereon.

         "Response" shall mean a written response containing the information provided for in Section 8.3(c).

         "Restricted Employee" shall mean any person who either (i) was an employee of the Buyer on either the date of this Agreement or the Closing Date or (ii) was an employee of the Seller on either the date of this Agreement or the Closing Date and received an employment offer from the Buyer within five business days following the Closing Date.

         "Retained Liabilities" shall mean any and all liabilities or obligations (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due and accrued or unaccrued, and whether claims with respect thereto are asserted before or after the Closing) of the Seller which are not Assumed Liabilities. The Retained Liabilities shall include, without limitation, all liabilities and obligations of the Seller:

(a) for income, transfer, sales, use or other Taxes arising in connection with the consummation of the transactions contemplated by this Agreement (including any income Taxes arising as a result of (i) the transfer by the Seller to the Buyer of the Acquired Assets; or (ii) the Seller having deferred gain on any "deferred intercompany transaction" (within the meaning of Treasury Regulation ss.1.1502-13));

(b) for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement;

(c) under this Agreement or the Ancillary Agreements;

(d) for any Taxes, including deferred taxes or taxes measured by income of the Seller earned prior to the Closing, any liabilities for federal or state income tax and FICA taxes of employees of the Seller which the Seller is legally obligated to withhold, any liabilities of the Seller for employer FICA and unemployment taxes incurred, and any liabilities of the Seller for sales, use or excise taxes or customs and duties;

(e) under any agreements, contracts, leases or licenses which are listed on
Schedule 1.1(b);

(f) arising prior to the Closing under the Assigned Contracts, and all liabilities for any breach, act or omission by the Seller prior to the Closing under any Assigned Contract;

(g) for repair, replacement or return of products manufactured or sold prior to the Closing, except to the extent set forth in clause (e) of the definition of Assumed Liabilities;

(h) arising out of events, conduct or conditions existing or occurring prior to the Closing that constitute a violation of or non-compliance with any law, rule or regulation (including Environmental Laws), any judgment, decree or order of any Governmental Entity, or any Permit or that give rise to liabilities or obligations with respect to Materials of Environmental Concern;

(i) to pay severance benefits to any employee of the Seller whose employment is terminated (or treated as terminated) in connection with the consummation of the transactions contemplated by this Agreement, and all liabilities resulting from the termination of employment of employees of the Seller prior to the Closing that arose under any federal or state law or under any Employee Benefit Plan established or maintained by the Seller;

(j) to indemnify any person or entity by reason of the fact that such person or entity was a director, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise);

(k) under the Debentures.

(l) injury to or death of persons or damage to or destruction of property occurring prior to the Closing (including any workers compensation claim); and

(m) for medical, dental and disability (both long-term and short-term benefits), whether insured or self-insured, owed to employees or former employees of the Seller based upon (A) exposure to conditions in existence prior to the Closing or (B) disabilities existing prior to the Closing (including any such disabilities which may have been aggravated following the Closing).

         "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Seller and not material to the Seller.

         "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

         "Seller Certificate" shall mean a certificate to the effect that each of the conditions specified in Section 6.1 and clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Seller) of Section 6.2 is satisfied in all respects.

         "Seller Intellectual Property" shall mean the Intellectual Property owned by or licensed to the Seller and covering, incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.

         "Seller Material Adverse Effect" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, assets, liabilities, capitalization, prospects, condition (financial or other), or results of operations of the Seller or (ii) the ability of the Buyer to operate the business of the Seller immediately after the Closing. For the avoidance of doubt, the parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Seller Material Adverse Effect.

         "Seller Plan" shall mean any Employee Benefit Plan maintained, or contributed to, by the Seller or any ERISA Affiliate.

         "Software" shall mean any of the software owned by the Seller.

         "Subsidiary" shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Seller holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or
(b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

         "Tax Returns" shall mean all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         "Taxes" (including, with correlative meaning, the terms "Tax" and "Taxable") shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, assets, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise, networth, capital stock, gains and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

         "Taxing Authority" shall mean a Governmental Entity responsible for the imposition or collection of Taxes.

         "Third Party Action" shall mean any suit or proceeding by a person or entity other than a Party for which indemnification may be sought by a Party under Article VIII.

         "Unresolved Objections" shall have the meaning set forth in Section 1.7(b)(ii).

         "Working Capital Amount" shall mean the excess of the assets over the liabilities, as shown on the applicable balance sheet.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Press Releases and Announcements. Neither Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Party and provide it with a copy of the proposed disclosure prior to making the disclosure).

     11.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof.

     11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided that the Buyer may assign some or all of its rights, interests and/or obligations hereunder to one or more Affiliates of the Buyer.

     11.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7  Notices.   All  notices,   requests,   demands,   claims,  and  other
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

       If to the Seller:                    Copy to:
       ----------------                     -------

                                            Greenberg Traurig, LLP
                                            2450 Colorado Avenue
                                            Suite 400E
                                            Santa Monica, CA  90404

                                            Attention:  Thomas Loo, Esq.

       If to the Parent:                    Copy to:
       ----------------                     -------

                                            Greenberg Traurig, LLP
                                            2450 Colorado Avenue
                                            Suite 400E
                                            Santa Monica, CA  90404

                                            Attention:  Thomas Loo, Esq.

       If to the Buyer:                     Copy to:
       ---------------                      -------

       SkillSoft Corporation                Hale and Dorr LLP
       c/o SkillSoft PLC                    60 State Street
       107 Northeastern Boulevard           Boston, MA  02109
       Nashua, NH  03062
                                            Attention:  Patrick J. Rondeau, Esq.
       Attention:  Gregory Porto,           Telecopy:  (617) 526-5000
       Vice President, Administration
       Telecopy:  (603) 324-3009

         Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     11.8 Governing Law. This Agreement (including the validity and applicability of the arbitration provisions of this Agreement, the conduct of any arbitration of a Dispute, the enforcement of any arbitral award made hereunder and any other questions of arbitration law or procedure arising hereunder) shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     11.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing; provided, however, that any amendment effected subsequent to the Requisite Seller Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by either Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     11.11 Expenses. Except as set forth in Section 1.7, Article VIII and the Escrow Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that none of the costs and expenses (including legal fees and expenses) incurred by it in connection with this Agreement or the transactions contemplated hereby will be (a) borne by the Parent or (b) paid until after the Closing.

     11.12 Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements in any other court; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity, applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 11.7, provided that nothing in this Section
11.12 shall affect the right of either Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

     11.13 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement (including Sections 7.1, 7.2 and 7.3) are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity. Notwithstanding the foregoing, the Parties agree that if a Dispute is submitted to arbitration in accordance with Section 8.3(d) and Section 8.3(e), then the foregoing provisions of this Section 11.13 shall not apply to such Dispute, and the provisions of
Section 8.3(d) and Section 8.3(e) shall govern availability of injunctive relief, specific performance or other equitable relief with respect to such Dispute.

     11.14 Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

(b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c) Any reference herein to "including" shall be interpreted as "including without limitation".

(d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                          BUYER


                                          By:_________________________________
                                          Title:_______________________________

                                          SELLER


                                          By:_________________________________
                                          Title:_______________________________


                                          PARENT


                                          By:_________________________________
                                          Title:_______________________________


























                  [Signature Page to Asset Purchase Agreement]